ARISTOTLE CAPITAL MANAGEMENT,
ARISTOTLE CAPITAL BOSTON,
ARISTOTLE ATLANTIC PARTNERS, AND
ARISTOTLE CREDIT PARTNERS
CODE OF ETHICS
Updated 11/12/2024
Reviewed 11/12/2024
Table of Contents
1.Standards of Business Conduct4
2.Definitions5
A.Access Persons5
B.Automatic Investment Plan5
C.Beneficial Ownership5
D.Chief Compliance Officer5
E.Covered Associate5
G.Federal Securities Laws6
H.Initial Public Offering6
I.Limited Offering and Private Placements6
J.Purchase or Sale of a Security6
K.Reportable Fund6
L.Reportable Security6
M.Security Held or to be Acquired6
N.Supervised Person6
O.StarCompliance7
3.Compliance with Governing Laws, Regulations and Procedures7
4.Substantive Restrictions7
A.Blackout Period.7
B.Restricted List8
C.IPO and Limited Offering Restrictions8
D.Other Trading Restrictions8
E.Short Swing Profits8
F.Gift & Entertainment Policy8
G.Political Contributions9
H.Conflicts of Interest9
I.Fair Treatment9
J.Outside Business Activities9
K.Service as Outside Director, Trustee or Executor10
L.Forfeitures10
M.Reporting Violations10
N.Waivers10
O.Brokerage Accounts10
5.Pre-clearance and Reporting Procedures11
A.Pre-clearance11
B.Pre-clearance Exceptions11
C.Required Reports11
D.Exceptions to Reporting Requirements12
E.Duplicate Statements and Trade Confirmations13
F.Prohibition on Self Pre-clearance14
6.Code Notification and Access Person Certifications14
7.Review of Required Code Reports14
8.Recordkeeping and Review14
9.Review of Code14
A.Disciplinary Actions15
B.Procedural Non-compliance15
C.Violations of Trading Non-compliance15
This Code of Ethics (“Code”) is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by
Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their Access Persons, reflects the fiduciary obligations of the Adviser and its Access Persons and requires those Access Persons to comply with the
Federal Securities Laws. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended
(“Company Act”). In conformity with this rule, this Code is adopted by Aristotle Capital Management, Aristotle
Capital Boston, Aristotle Atlantic Partners, and Aristotle Credit Partners(“Aristotle” or the “Adviser”), in its role as investment adviser to separately managed accounts, as a discretionary investment adviser to private pooled investment vehicles (“Private Fund”), as a discretionary sub-adviser to registered investment companies (“Mutual
Funds”), and as sub-adviser to Collective Investment Trusts (CITs) etc, as applicable (collectively “Clients”).
1.Standards of Business Conduct
We seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our Clients is something we value and endeavor to protect. To further that goal, we have adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties owed to our Clients.
We are fiduciaries to our Clients. As such, we have affirmative duties of care, honesty, loyalty and good faith to act in the best interests of our Clients. Our Clients’ interests are paramount to and come before our personal interests.
Our Supervised Persons, as defined in this Code, are also expected to behave as fiduciaries with respect to our
Clients. This means that each must render disinterested advice, protect Client assets (including nonpublic information about a Client or a Client’s account) and act always in the best interest of our Clients. We must also strive to identify and avoid conflicts of interest, however such conflicts may arise.
Access Persons and Supervised Persons of Aristotle must not:
•employ any device, scheme or artifice to defraud a Client;
•make to a Client or an investor or prospective investor in any of the products managed by Aristotle any untrue statement of a material fact or omit to state to a Client or any investor or prospective investor in any of the products managed by Aristotle a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
•engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client or any investor or prospective investor in any of the products managed by Aristotle;
•engage in any manipulative practice with respect to a Client or any investor or prospective investor in any of the products managed by Aristotle;
•use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client; or
•conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.
To assure compliance with these restrictions and the Federal Securities Laws, as defined in this Code, we have adopted, and agreed to be governed by, the provisions of this Code in addition to the procedures contained in the applicable Compliance Manual and the CFA Institute Code of Ethics and Standards of Professional Conduct.1
However, Access Persons and Supervised Persons are expected to comply not merely with the “letter of the law,”
but with the spirit of the laws, this Code and applicable Compliance Manual.
Should you have any doubt as to whether this Code applies to you, you should contact the Chief Compliance Officer
(CCO).
2.Definitions
As used in the Code, the following terms have the following meanings:
A.Access Persons are any of the Firm’s Supervised Persons who:
1.Has access to nonpublic information regarding any Clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund;
2.Is involved in making securities recommendations to Clients or has access to such recommendations that are nonpublic;
3.Is a director, officer, or partner of the firm; and/or
4.Is any other person who the CCO determines to be an Access Person.
For purposes of this Code, Aristotle has determined that all full-time employees are Access
Persons. The CCO will inform all Access Persons of their status as such and will maintain a list of Access Persons.
B.Automatic Investment Plan means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan (DRIP).
C.Beneficial Ownership generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under
Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). However, any transactions or holdings reports required by Section 4.C of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security or securities to which the report relates.
D.Chief Compliance Officer or CCO means the Adviser’s Chief Compliance Officer, as designated on Form ADV, Part 1, Schedule A, or the CCO’s designee, as applicable.
E.Covered Associate as defined by Rule 206(4)-5 (Pay to Play rule) means:
1.Any general partner, managing member or executive officer, or other individual with a similar status or function;
2.Any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and
3.Any political action committee controlled by the investment adviser or by any person described in paragraphs (f)(2)(i) and (f)(2)(ii) of this section.
F.A Domestic Partner is an unmarried person who shares common living quarters with an employee and lives in a committed, intimate relationship that is not legally defined as marriage by the state in which the partners reside.
____________________
1 Applicable compliance manuals include, among others, the Adviser’s policies and procedures adopted pursuant to Advisers Act Rule
206(4)-7. Access Persons and Supervised Persons are required to comply with relevant compliance procedures, whether or not listed.
G.Federal Securities Laws means: (1) the Securities Act of 1933, as amended (“Securities
Act”); (2) the Exchange Act; (3) the Sarbanes-Oxley Act of 2002; (4) the Advisers Act; (5)
title V of the Gramm-Leach-Bliley Act; (6) any rules adopted by the SEC under the foregoing statutes; (8) the Bank Secrecy Act, as it applies to investment advisers; and (9) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of
the Treasury.
H.Initial Public Offering or IPO means an offering of securities registered under the
Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Exchange Act Sections 13 or 15(d).
I.Limited Offering and Private Placements means an offering that is exempt from registration under the Securities Act Sections 4(2) or 4(6) or pursuant to Securities Act Rules
504, 505 or 506. Limited Offerings of securities issued by Aristotle or any Private Fund are included in the term Limited Offering.
J.Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security.
K.Reportable Fund means: (1) any registered investment company advised or sub-advised by any Aristotle Affiliate; or (2) any registered investment company whose investment adviser, sub-adviser or principal underwriter controls, is controlled by or is under common control with any Aristotle entity.
L.Reportable Security means any security as defined in Advisers Act Section 202(a)(18) and
Company Act Section 2(a)(36) except (1) direct obligations of the Government of the United
States; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high-
quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. For purposes of this Code, the term Reportable Security, which provides a broader exemption than the term “Covered Security,2 is used for compliance with both Rule 204A-1 and Rule 17j-1, except as otherwise noted.
M.Security Held or to be Acquired means any Reportable Security which, within a (1) day,
(i) is or has been held by a Client, or (ii) is being or has been considered by a Client or the
Adviser for purchase by a Client. This definition also includes any option to purchase or sell any security convertible into or exchangeable for a Reportable Security.3
N.Supervised Person means:
1.Any director, officer, or partner of the firm (including any other person of a similar status or performing a similar role); or
2.Any employee of the firm; or
3.any other persons who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control; or
____________________
2 Covered Security under Rule 17j-1 means any security as defined in Company Act Section 2(a)(36) except (1) direct obligations of the
Government of the United States; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end registered investment companies.
3 A mutual fund or an ETF is considered a reportable security if Aristotle either holds it in one of its strategies or if the fund is sub-advised by an Aristotle Affiliate.
4.Any other person who the CCO deems to be a Supervised Person.
Contractors and consultants may, in certain circumstances, be deemed to be Supervised
Persons.
O.StarCompliance is the electronic system which receives and processes personal transactions, other Access Person Code disclosures and records Access Person certifications under this Code.
3.Compliance with Governing Laws, Regulations and Procedures
A.All Access Persons shall comply with all applicable federal and state laws and rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.
B.Each Access Person, at the time of hire, will receive information on how to access the Code and the related procedures therein. Further, each Access Person must complete and submit a statement on an annual basis that he or she has reviewed the Code. Each Access Person shall have and maintain knowledge of and shall comply with the provisions of this Code and any procedures that are subsequently amended or adopted hereunder.
C.All Access Persons shall comply with all the laws and regulations concerning insider trading and with the Adviser’s prohibition against insider trading as specified below under
Substantive Restrictions.
D.All Access Persons shall comply with limitations on political activity as specified under the substantive restrictions below and shall notify Compliance of any political contributions.
E.Any Access Person having supervisory responsibility shall exercise reasonable supervision over other Access Persons subject to his or her control.
F.Any Access Person encountering evidence that appears to be a violation of applicable statutes or regulations or provisions of this Code shall report such evidence to the CCO or such other person as appointed in procedures adopted hereunder. Any such action by the Access Person responsible for the reporting shall remain confidential, unless the Access Person waives confidentiality or federal or state law or authorities compel disclosure. The failure to report such evidence may result in disciplinary proceedings or further action as deemed appropriate by the Adviser.
4.Substantive Restrictions
A.Blackout Period. No Access Person shall buy or sell a Reportable Security on the same day as any trades in the Reportable Security are made for Client accounts unless the Client transaction is a result of:
•bringing a new Client’s account of Reportable Securities in line with the existing accounts in the strategy;
•an immaterial cash flow in a Client’s account; or
•an account liquidation related to an account termination request.
A relaxation of, or exemption from, these procedures may only be granted by Compliance after the personal trading request and authorization form has been reviewed. The price paid
7
or received by a Client account for any Reportable Security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person.
B.Restricted List. No Access Persons may transact in securities issued by a company on the
Restricted List for which Aristotle is in possession of inside information, unless such purchase or sale is approved pursuant to Aristotle’s policies and procedures on Insider
Trading.
C.IPO and Limited Offering Restrictions. Access Persons may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior Compliance approval using the form attached as Exhibit A through StarCompliance. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for a
Client and whether the opportunity is being offered to such person because of his or her position with Aristotle. The pre-approved transaction can only be executed during the IPO allocation period. Once the IPO allocation period ends, a new trade request must be made for any trades in the secondary market.
D.Other Trading Restrictions. Access Persons may not: (1) hold more than 5% of the outstanding securities of a single company without the approval of the CCO; or (2) engage in frequent trading in securities (e.g., day trading).
E.Short Swing Profits. Access Persons may not profit from the purchase and sale or sale and purchase of a security within a 15-calendar day period, unless the transaction was authorized by Compliance.
F.Gift & Entertainment Policy. Access Persons must not give or accept gifts and entertainment from any entity doing business with or on behalf of the Adviser, Private Fund or Mutual Funds in contravention of the Gifts & Entertainment Policy outlined below. Gifts and entertainment of an extraordinary or extravagant nature to an employee should be declined or returned in order not to compromise the reputation of the employee or the firm. Gifts and entertainment of nominal value or those that are customary in the industry such as meals or entertainment may be appropriate but may need to be approved by Compliance. Any form of a loan by an employee to a client or by a client to an employee is not allowed as a matter of firm policy and good business practice.
Access Persons must report gifts given or received in excess of $50 and entertainment given or received in excess of $100 to Compliance by completing the Gift or Entertainment
Reporting Form through StarCompliance, attached as Exhibit H and Exhibit J, respectively.
Gifts of de minimis value (e.g., pens, notepads or modest desk ornaments) or promotional items of nominal value that display the firm’s logo (e.g., umbrellas, tote bags or shirts) are not subject to reporting under this policy as long as its value is below $50.
Access Persons must obtain approval from Compliance to give or accept gifts in excess of
$250 (either one single gift, or in aggregate, within one calendar year) to any individual or entity. Access Persons must seek approval by completing the Gift Reporting Form through
StarCompliance.
Limits may be lower as required by certain third parties, such as Clients or business partners, among others. In such cases, the lower limit will apply. Registered reps may have additional limitations on the amount given per person per calendar year. Access Persons must be aware of and shall comply with such lower limits.
A relaxation of, or exemption from, these procedures may only be granted by Compliance.
G.Political Contributions. All Access Persons must disclose all political contributions.
Political contributions by Access Persons are subject to the following limits:
(1)All contributions must be reported to Compliance. Contributions in excess of the amounts stated below must be pre-approved by Compliance.
(a)$350 in an election in which an Access Person can vote for
(b)$150 in an election in which an Access Person cannot vote
(2)The CCO may permit higher contribution amounts, depending on the circumstances.
The contribution must be pre-cleared and reported to Compliance.
(3)Limits may be lower as required by state or local law, in such cases the lower requirements will apply.
(4)Exceptions to the above approval criteria may be granted only in limited circumstances at the discretion of the CCO after examination of the specific facts and circumstances.
(5)Contributions in excess of the limits above will be evaluated with the consideration of the Covered Associate definition.
(6)Using the firm’s name or funds to support political candidates or issues, or elected or appointed government officials is prohibited.
(7)Please refer to the policies and procedures related to political contributions in the adviser’s Compliance Manual. A Political Contribution Pre-clearance Request Form can be found as Exhibit G and reported through StarCompliance.
H.Conflicts of Interest. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, “Information Wall” procedures may be utilized to avoid potential conflicts of interest. Access Persons must avoid engaging in any activity which might reflect poorly upon themselves or Aristotle or which would impair their ability to discharge their duties with respect to Aristotle and Aristotle’s Clients.
I.Fair Treatment. Access Persons must avoid taking any action which would favor one Client or group of Clients over another in violation of our fiduciary duties and applicable law. Access
Persons must comply with relevant provisions of our compliance manuals designed to detect, prevent or mitigate such conflicts.
J.Outside Business Activities. Must be reviewed and approved by Compliance, include:
•being employed or compensated by any other entity;
•engaging in any other business including part-time, evening or weekend employment;
•serving as an officer, director, partner, etc., in any other entity;
•ownership interest in any non-publicly traded company or other private investments;
or,
•any public speaking or writing activities.
Written approval for any of the above activities is to be obtained by an employee before undertaking any such activity so that a determination may be made that the activities do not interfere with any of the employee’s responsibilities at the firm and any conflicts of interests in such activities may be addressed.
K.Service as Outside Director, Trustee or Executor. Access Persons shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the CCO following the receipt of a written request for such approval attached here as Exhibit I and reported through StarCompliance. In the event such a request is approved, information barrier procedures may be utilized to avoid potential conflicts of interest. Other than by virtue of their position with Aristotle or with respect to a family member, no Access Person may serve as a trustee, executor or fiduciary. Similarly,
Access Persons may not serve on a creditor’s committee. In appropriate circumstances the
CCO may grant exemptions from this provision.
L.Forfeitures. If there is a violation of paragraphs A, B, C or D above, the CCO may determine whether any profits should be forfeited and may be paid to one or more Clients for the benefit of the Client(s). The CCO will determine whether gifts accepted in violation of paragraph F need to be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of our Clients.
M.Reporting Violations. Any Supervised Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Supervised Persons may make these reports anonymously and no adverse action shall be taken against any such person making such a report in good faith.
N.Waivers. CCO may grant waivers of any substantive restriction in appropriate circumstances
(e.g., personal hardship) and will maintain records necessary to justify such waivers.
O.Brokerage Accounts. Access Persons must disclose all brokerage accounts that he/she has direct or indirect beneficial ownership or discretionary authority to Compliance and instruct their brokers to provide timely duplicate account statements or electronic holdings and transaction data (through StarCompliance) to Compliance. Access Persons must submit holdings and transaction reports for Reportable Securities and Reportable Funds in which the access person has, or acquires, any direct or indirect beneficial ownership. An Access
Person is presumed to be a beneficial owner of Reportable Securities and/or Reportable Funds that are held by his or her immediate family members sharing the Access Person's household and any Domestic Partner’s accounts.
Aristotle employees must maintain reportable accounts with approved brokers. The approved brokers are listed as Exhibit K and may be subject to change. (Consult with Compliance for any updates to the list.) The approved brokers support electronic feeds directly to
StarCompliance. Employees that maintain accounts with brokers not on the approved broker list that fail to provide their statements in a timely manner as specified in Section 5.C of this
Code may be requested to transfer their account to an approved broker. Limited exemptions to this rule may be granted at Compliance’s discretion.
For third party managed accounts, employees are required to provide sufficient documentation to show the account is solely managed by a third party and the employee does not maintain trading discretion. Accounts that have been approved by Compliance as third party managed are not subject to preclearance, restricted list, or reporting requirements.
A sample duplicate account statement and confirmations request letter is included as Exhibit
E.
5.Pre-clearance and Reporting Procedures
A.Pre-clearance.
(1)Each Access Person shall obtain prior written approval from Compliance in the form attached as Exhibit A through StarCompliance for all personal securities transactions in Reportable Securities and Reportable Funds.
(2)Access Persons may not acquire any securities issued as part of an IPO, Limited
Offering, private placement, or private partnership absent prior approval in the form attached as Exhibit A through StarCompliance.
B.Pre-clearance Exceptions. Pre-clearance requirements do not apply to:
(1)Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;
(2)Purchases or sales of open-end funds. Access Persons are reminded that “front-
running” Client transactions or trading on the basis of material, nonpublic inside or confidential information violates not only this Code, but our insider trading policies and procedures as well as other securities laws and, if proven, can be punishable by fines and other penalties;3
(3)Purchases or sales which are non-volitional on the part of either the Access Person or the Client;
(4)Transactions in securities which are not Reportable Securities;
(5)Purchases which are part of an Automatic Investment Plan or DRIP; and
(6)Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
Access Persons should consult Compliance if there are any questions about whether one of the exemptions listed above applies to a given transaction. Aristotle may, from time to time and in the sole discretion of the CCO, maintain a “Restricted List” of securities in which
Access Persons may not trade.
C.Required Reports.
(1)Initial and Annual Holdings Reports. Each Access Person must submit to
Compliance for review the Initial Holdings Report (example attached as Exhibit B through StarCompliance) (i) not later than ten (10) days after becoming an Access
Person, reflecting the Access Person’s holdings as of a date not more than 45 days prior to becoming an Access Person; and (ii) annually attached as Exhibit C through
StarCompliance, on a date selected by the CCO, as of a date not more than 45 days prior to the date the report was submitted.
____________________
3 Purchases or sales of ETFs are still subject to the Reporting Requirements set forth in Section 4.C as well as the Short Swing
Profit rule in Section 4.E.
(2)Holdings Reports must contain the following information:
(a)the title and type of security and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each
Reportable Security in which the Access Person has any direct or indirect beneficial ownership;
(b)the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access
Person’s direct or indirect benefit. (Note that even those accounts that hold only non-Reportable Securities must be included); and
(c)the date the Access Person submits the report.
(3)Brokerage statements containing all required information may be substituted for the
Holdings Report Form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a holdings report containing the missing information as a supplement to the statement or confirmation.
(4)Quarterly Reports. Within 30 days after the end of each calendar quarter, each
Access Person must submit a report to Compliance for review covering all transactions within the quarter in non-excepted Reportable Securities in the form attached as Exhibit D through StarCompliance.
(5)Transactions reports must contain the following information:
(a)the date of the transaction, the title and, as applicable, the exchange, ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;
(b)the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
(c)the price of the security at which the transaction was effected;
(d)the name of the broker, dealer or bank with or through which the transaction was effected; and
(e)the date the Access Person submits the report.
(f)Brokerage account statements or electronic holdings and transaction data
(through StarCompliance) containing all required information may be substituted for the transactions report form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a transactions report containing the missing information as a supplement to the statement or confirmation.
D.Exceptions to Reporting Requirements. The reporting requirements of Section 5.C. apply to all transactions in Reportable Securities other than:
(1)transactions with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; and
(2)transactions effected pursuant to an Automatic Investment Plan or DRIP.
In the event the discretion over the account changes such that the Access Person has direct or indirect influence or control, the Access Person must promptly report to the CCO and begin providing periodic (monthly or quarterly) account statements. An Access Person will generally be deemed to have direct or indirect influence or control over any account in which he or she:
1)Directs the purchases and/or sales of investments;
2)Suggests purchases and/or sales of investments to the trustee or third-party discretionary manager; or
3)Consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation.
Please note that granting a third-party discretionary investment authority over an account does not, by itself, exempt an account from the reporting requirements. Similarly, trusts over which an Access Person is the grantor or beneficiary may also be subject to the reporting requirements, regardless of whether a trustee has management authority.
Aristotle will conduct additional due diligence to determine whether an Access Person may have any direct or indirect influence or control over the investment decisions of such accounts, which may include:
1)Evaluating the relationship between the Access Person and the person managing the account;
2)Requesting completion of periodic certifications by the Access Person or third-party managers regarding the Access Person’s influence over the account;
3)Requesting periodic completion of holdings or transaction reports to identify transactions that would have been prohibited pursuant to this Code, absent reliance on the reporting exemption; or
4)Periodically request statements for accounts managed by third parties where there is no identified direct or indirect influence or control over the investment decisions in an account.
If an Access Person is unsure as to whether an account is qualified for the exemption, he/she should consult with the CCO. In the event it is determined that the Access Person may have direct or indirect influence or control over investment decisions, the Access Person will be required to pre-clear trades for all Reportable Securities and Reportable Funds in the account as well as provide account statements as required with any reportable account.
E.Duplicate Statements and Trade Confirmations. Each Access Person, with respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, when possible, should allow Aristotle to receive account information via StarCompliance. If
StarCompliance electronic access is not available, the Access Person may choose to arrange that the broker shall mail directly to Compliance at the same time they are mailed or furnished to such Access Person (1) duplicate copies of broker trade confirmations covering each transaction in a Reportable Security and each Reportable Fund in such account and (2) copies of periodic statements with respect to the account, provided, however, that such duplicate copies need not be filed for transactions involving Non-Reportable Securities. This requirement also may be waived by the CCO in situations when the CCO determines that duplicate copies are unnecessary. A sample duplicate account statement and confirmation request letter is attached here at Exhibit E.
F.Prohibition on Self Pre-clearance. No Access Person shall pre-clear his/her own trades, review their own reports or approve their own exemptions from this Code. When the CCO requires a personal pre-clearance, or a review is needed of any reports or exceptions, a senior compliance person will perform such reviews. In certain circumstances, senior members of the Risk or Compliance team may be consulted.
6.Code Notification and Access Person Certifications
The CCO shall provide notice to all Access Persons of their status under this Code and shall deliver a copy of the Code to each person upon becoming an Access Person as well as annually. Additionally, each Access Person will be provided a copy of any Code amendments. After reading the Code or amendment and the CFA Institute Code of
Ethics, each Access Person shall make the certification contained in Exhibit F through StarCompliance. Initial certifications are due within 10 days of becoming an Access Person and annual certifications are due within 30 days after the end of each calendar year. Certifications with respect to amendments to the Code must be returned to the CCO within a reasonably prompt time. To the extent that any Code related training sessions or seminars are held, the CCO shall keep records of such sessions and the Access Persons attending. (A copy of the CFA Institute
Code of Ethics and Standards of Professional Conduct is included in Exhibit L.)
7.Review of Required Code Reports
A.Reports required to be submitted pursuant to the Code will be reviewed by Compliance on a periodic basis.
B.Any material violation or potential material violation of the Code must be promptly reported to the CCO. The CCO will investigate any such violation or potential violation and report violations determined to be “material” to Executive Management as appropriate, with a recommendation to take action against any individual who is determined to have violated the
Code, as is necessary and appropriate to cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner the CCO deems to be appropriate.
Sanctions for violations of the Code may include: verbal or written warnings and censures, monetary sanctions, disgorgement or dismissal.
C.The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.
D.Additionally, where a particular Client has been harmed by the action, disgorgement may be paid directly to the Client; otherwise, monetary sanctions shall be paid to an appropriate charity determined by the Executive Management.
8.Recordkeeping and Review
This Code, a record of all certifications of Access Persons’ receipt of the Code or any amendments thereto, any written approval for Reportable Securities transaction given pursuant to Section 5.A. of the Code, a copy of each report by all Access Persons, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the CCO, and lists of all persons required to make and/or review reports under the
Code shall be preserved with the Adviser’s records, for the periods and in the manner required by Advisers Act Rule
204-2. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.
9.Review of the Code
The CCO shall review this Code and its operation annually and may determine to make amendments to the Code as a result of that review. Material and non-material amendments to this Code should be made and distributed as described in Section 6. Code Notifications and Access Person Certifications.
A.Disciplinary Actions. Any violation of this Code, for any reason or any degree of severity
(whether or not the Access Person intended to violate the Code), may be grounds for disciplinary action, including dismissal.
The Adviser may take one or more of the following disciplinary actions including but not limited to: issuing a letter of instruction; requiring a meeting with the CCO; issuing a violation report; issuing a letter of reprimand; requiring disgorgement of profits; requiring trade(s) to be broken at the Access Person’s expense; requiring corrective action, suspension, or dismissal and the reporting of the violation to the appropriate regulatory authorities.
B.Procedural Non-compliance. Non-compliance with the procedural requirements of this
Code (i.e. failure to submit holdings reports in a timely manner) will be documented.
Repeated failure to disclose or repeated non-compliance (i.e. three similar failures to comply in one year) will be considered a violation and may result in disciplinary action.
C.Violations of Trading Non-compliance. Failure to comply, whether intentional or not, with the pre-clearance requirements and/or substantive prohibitions of this Code with respect to trading activity may result in disciplinary action as identified above in Section 9.A.
Additionally, if a violation occurs which creates an actual conflict of interest with a Client, the Adviser reserves the right to treat such violation as one that warrants disciplinary action.
EXHIBIT A
Sample Personal Trading Request and Authorization Form
EXHIBIT B
Sample Initial Compliance Attestation
This form must be completed and submitted within 10 days of becoming an Access Person. The due date is listed on the certification request alert and your StarCompliance Homepage. Please ensure all broker accounts, private investments, and political contributions are included. If not, such information should be added via the appropriate request tab or notify a member of the Compliance team to disclose. Any technical questions should be sent to aristotle@fairviewinvest.com or
starcompliance@aristotlecap.com

INITIAL COMPLIANCE CERTIFICATION
Initial Code of Ethics Receipt
The below links provide access to the Code of Ethics ("Code"). Please select the link, open the document and review the current version of the Code. Once completed, please attest that you have read and understand the Code.
Please note, once you have clicked on the below link, a new window should open where you can access the Code. Once you have reviewed the document, you can close that window and return to this certification.
Aristotle Capital Management, LLC - Code of Ethics
I hereby acknowledge receipt of the current Code, including any applicable amendments. I hereby certify that I
Recently have read/re-read the Code (including any amendments thereto); Understand the Code; and
Recognize that I am subject to its provisions.
I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.
Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of the
Code of which I become aware. I understand that violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.
Printed Electronic Signature
Initial Compliance Manual Receipt
The below links provide access to the Compliance Manual for each entity where you have reporting requirements. Please select each link, open the document and review the version of the respective Manual. Once completed, please attest that you have read and understand each Manual.
Please note, once you have clicked on the appropriate Manual(s), a new window should open where you can access each Manual. Once you have reviewed the Manual, you can close that window and return to this certification.
Aristotle Capital Management, LLC - Compliance Manual
I hereby acknowledge receipt of the current Compliance Manual(s), including any applicable amendments. I hereby certify that I
Recently have read/re-read the Compliance Manual(s) (including any amendments thereto); Understand the Compliance Manual(s); and
Recognize that I am subject to its provisions.
I also hereby certify that I have complied with and will continue to comply with the requirements of the Compliance
Manual(s) and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Compliance Manual(s). Moreover, I agree to promptly report to the Chief Compliance Officer or designee any violation or possible violation of the Compliance Manual(s) of which I become aware. I understand that violation of the Compliance Manual(s) will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.
Printed Electronic Signature
Initial Holdings / Broker Accounts Report
Account types are defined as:
REPORTABLE ACCOUNTS: A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stocks, ETFs and mutual funds advised or sub-advised by Aristotle.
DISCRETIONARY ACCOUNTS: A discretionary account is one in which you, or an immediate family member, has delegated control over the account to an outside manager, including managed accounts and trusts. Statements are required for discretionary accounts when you or an immediate family member exercises direct or indirect control over the account. Generally, an access person, or his or her immediate family, will be deemed to have direct or indirect control over any account in which he or she: (a) directs the purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionary manager; or (c) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation. An additional form must be completed for discretionary accounts.
NON-REPORTABLE ACCOUNTS: Non-reportable accounts include: (1) accounts that cannot hold any other type of security except mutual funds (unless they are Aristotle advised or sub-advised mutual funds); (2) 529 savings accounts;
and (3) insurance policies or annuities where neither you nor any immediate family member has the ability to exercise direct or indirect control.
Do you, or an immediate family member, have direct or indirect beneficial ownership in any investment accounts? For purposes of this report,
“immediate family member” shall include an access person’s: (a) Spouse or domestic partner; (b) Children under the age of 18; and (c) Any relative residing in the same household as the access person.
Yes
No
Initial Private Investments or Limited Offerings Report
In compliance with the Firm's Compliance Manual, all Private Investments and/or Limited Offerings must be reported to the Firm. If you have Private Investments or Limited Offerings, please select 'Yes' for the following question.
Additionally, by attesting to this certification with a printed electronic signature, you are certifying that you have accurately reported all Private Investments and/or Limited Offerings in which you or an immediate family member has a beneficial interest. In the event additional Private Investments or Limited Offerings need to be reported, please contact your Chief
Compliance Officer.
PRIVATE INVESTMENTS AND/OR LIMITED OFFERINGS: A Private Investment or Limited Offering means an offering that is exempt from registration under the Securities Act of 1933, such as an investment in a limited partnership or limited liability company.
Per above description, do you or an immediate family member have any beneficial interest in a Private Investment and/or Limited Offering?
Yes
No
I hereby certfiy that the Private Investments and/or Limited Offerings reported above constitute all the Private
Investments and/or Limited Offerings in which I (or an immediate family member) have a direct or indirect beneficial interest as required to be reported by the Firm's Compliance Manual and Code of Ethics. I also confirm that if any changes have been made to my Private Investments and/or Limited Offerings, I will disclose those changes accordingly to the Firm's compliance team.
The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
Cybersecurity Policy Attestation
The below links provide access to the Cybersecurity Policies & Procedures (the "Cybersecurity Policies"). Please select the link, open the document and review the current version of the Cybersecurity Policy. Once completed, please attest that you have read and understand the Cybersecurity Policies.
Please note, once you have clicked on the below link, a new window should open where you can access the
Cybersecurity Policies. Once you have reviewed the document, you can close that window and return to this certification.
Aristotle Cybersecurity Policies and Procedures
I hereby acknowledge receipt of the current Cybersecurity Policies including any applicable amendments. I hereby certify that I
Recently have read/re-read the Cybersecurity Policies including any amendments thereto;
Understand the Cybersecurity Policies;
Recognize that I am subject to its provisions as an access person and by the access and use of the Firm's computer systems and network; and
I have complied with and will continue to comply with the requirements of the Cybersecurity Policies. Moreover, I agree to promptly report to my supervisor or a member Computer Incident Response Team any violation or possible violation of the Cybersecurity Policies, including but not limited to the compromise of any network password, any known threats to the network and any jeopardized or actual loss of company data, including client information. I understand that violation of the Cybersecurity Policies will be grounds for disciplinary action or potential dismissal and may also be a violation of federal and/or state securities laws.
The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
Insider Trading Attestation
The undersigned access person hereby certifies that the he/she has received, read and understands the policies and procedures set forth in the current Compliance Manual regarding insider trading and the handling of material, non- public information. The undersigned understands that there are several ways he/she may receive material, non- public information and that this information must not be disclosed to anyone or used for personal gain or the gain of others. The following are examples, and are not meant to be an inclusive list of potential sources of material, non- public information:
Business relationships (such as analysts/brokers);
Social networks, including online;
Living arrangements (such as roommates or close neighbors);
Business networks (such as trade associations, professional associations) or
Family members.
The undersigned should immediately alert the CCO if he/she believes he/she has come into possession of material, non-
public information or if he/she has a concern that a business or personal relationship or arrangement could result in the receipt of material, non-public information.
I hereby certify that I have complied with and will continue to comply with the Insider Trading policies and procedures set forth in the Firm's Compliance Manual.
The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
Outside Business Activity Report
Any employment or other outside activity by an employee may result in possible conflicts of interests for the employee or for the Firm and therefore should be reviewed and approved by the CCO or designee. Employees are generally not allowed to serve on the board of directors of any publicly traded companies absent the prior authorization of the CCO or designee. Other outside activities, which must be reviewed and approved, include:
Being employed or compensated by any other entity;
Engaging in any other business including part-time, evening or weekend employment;
Serving as an officer, director, partner, etc., in any other entity;
Ownership interest in any non-publicly traded company or other private investments; or,
Any public speaking or writing activities.
Written approval for any of the above activities is to be obtained by an employee before undertaking any such activity so that a determination may be made that the activities do not interfere with any of the employee’s responsibilities at the Firm and any conflicts of interests in such activities may be addressed. An employee seeking approval shall provide the following information to the CCO or designee:
The name and address of the outside business organization;
A description of the business of the organization;
Compensation, if any, to be received;
A description of the activities to be performed; and
The amount of time per month that will be spent on the outside activity. Because employee involvement in charitable, non-public organization, civic and trade association activities is encouraged, such outside activities will generally be approved unless a clear conflict of interest exists. Employees must update annually any requests for approval of an outside activity.
Outside Business Activity Attestation
Do you participate, engage, and/or serve in any activities outside our firm?
Yes
No
I hereby certify that I have accurately disclosed all Outside Activities as required to be reported by the Firm's Code of Ethics. I also certify that if any changes have been made to my Outside Business Activities, I will disclose those changes accordingly to the Firm's compliance team.
The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
Political Contribution Report
You are permitted to pursue legitimate political activities and to make political contributions to the extent permitted under U.S. law. However, you are prohibited from making contributions to U.S. state or local officials or candidates for state or local office if those contributions are intended to influence the award or retention of municipal finance business or any other business.
As a covered person of Aristotle you are generally permitted to contribute:
up to $350 to an official per election (with primary and general elections counting separately), if you are entitled to vote for the official at the time of the contribution, and;
up to $150 to an official per election (with primary and general elections counting separately), if you are not entitled to vote for the official at the time of the contribution.
You may not circumvent these rules by having your spouse or other member of your household make a contribution on your behalf. For new employees, please disclose any political contributions made within the last two years of new hire date.
IMPORTANT INFORMATION: Do not make the political contribution unless you are advised that the pre-clearance has been approved. You may not circumvent these rules by having your spouse or other member of your household make a contribution on your behalf.
Please select one of the options that accurately describes your political contributions listed above.
I have made political contributions in the last 2 years
I have not made any political contributions within the last 2 years
Business Communication Attestation
As a reminder, pursuant to the Compliance Manual, with limited exceptions such as during an emergency, “Business
Communications” (as defined below) may not be conducted through non-firm systems, such as personal emails or text messaging that are not captured by the Adviser.
"Business Communications" include any communications related to the business of the Adviser and include communications with Clients/Investors (current, prospective or terminated) and other third-parties that the Adviser has a relationship with. Examples of such communication include discussions about an investment, a client portfolio, investment research activities, firm trade orders, firm budget discussions or other updates and news about the Adviser.
The link below provides access to the Adviser’s approved list of systems/platforms that can be used for sending
Business Communications (“Authorized Systems/Platforms List”).
Authorized Systems/Platforms List
Unless prior approval is given by the Chief Compliance Officer, you may only send Business Communications via a system/
platform on the Authorized Systems/Platforms List.
Printed Electronic Signature
Social Media Attestation
As applicable, please indicate whether or not you use Social Media for business related purposes:
I do not use Social Media for business related purposes.
I use Social Media for Aristotle business related purposes and mybusiness activities on behalf of the Firm using Social Media are according to the policies and procedures as set forth in the Firm's
Compliance Manual. I agree to have my Social Media account reviewed and archived for compliance review purposes.
I hereby certify that I have complied with and will continue to comply with the Social Media policies and procedures set forth in the Firm's Compliance Manual.
The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
Privacy Policy Attestation
I hereby certify that I have read and understand the Privacy Policy in its entirety and will comply with its requirements. The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
EXHIBIT C
Sample Annual Compliance Attestation
This form must be completed and submitted by the due date listed on the Certification Request Alert as well as the
Outstanding Certifications List. Please ensure all broker accounts, private investments, and political contributions are included. If not, such information should be added via the appropriate request tab or notify a member of the Compliance team to disclose. Any technical questions should be sent to aristotle@fairviewinvest.com or
starcompliance@aristotlecap.com

ANNUAL COMPLIANCE CERTIFICATIONS
Code of Ethics Receipt
The below links provide access to the Code of Ethics ("Code"). Please select the link, open the document and review the current version of the Code. Once completed, please attest that you have read and understand the Code.
Please note, once you have clicked on the below link, a new window should open where you can access the Code. Once you have reviewed the document, you can close that window and return to this certification.
Aristotle Capital Management, LLC - Code of Ethics
I hereby acknowledge receipt of the current Code, including any applicable amendments. I hereby certify that I
Recently have read/re-read the Code (including any amendments thereto); Understand the Code; and
Recognize that I am subject to its provisions.
I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.
Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of the Code of which I become aware. I understand that violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.
Printed Electronic Signature
Compliance Manual Receipt
The below links provide access to the Compliance Manual(s) for each entity where you have reporting requirements. Please select each link, open the document, and review the updated version of the respective Manual. Once completed, please attest that you have read and understand each Manual.
Please note, once you have clicked on the appropriate Manual(s), a new window should open where you can access each Manual. Once you have reviewed the Manual, you can close that window and return to this certification.
Aristotle Capital Management, LLC - Compliance Manual
I hereby acknowledge receipt of the current Compliance Manual(s), including any applicable amendments. I hereby certify that I
Recently have read/re-read the Compliance Manual(s) (including any amendments thereto); Understand the Compliance Manual(s); and
Recognize that I am subject to its provisions.
I also hereby certify that I have complied with and will continue to comply with the requirements of the Compliance
Manual(s) and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Compliance Manual(s). Moreover, I agree to promptly report to the Chief Compliance Officer or designee any violation or possible violation of the Compliance Manual(s) of which I become aware. I understand that violation of the Compliance Manual(s) will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.
Printed Electronic Signature
Accounts
You do not currently have anybroker accounts to display.
Private Investments
Included below is a list of Private Investments you hold at the end of this period
No Investments
Annual Holdings Attestation
This Certification includes all of the accounts you have reported to date. If there are any other accounts not listed below that are held for the direct or indirect benefit of you or an immediate family member, as of the reporting period, please attach the account statement to this Certification in the section below.
For purposes of this report, “immediate family member” shall include an access person’s:
Spouse or domestic partner;
Children under the age of 18; and
Any relative residing in the same household as the access person.
By signing this Certification, you are certifying that the accounts listed below constitute all the accounts in which you (or an immediate family member) have a direct or indirect beneficial interest and in the event StarCompliance is not receiving an electronic feed for your broker accounts, you have arranged to have account statements uploaded to StarCompliance or are providing documentation of your reportable transactions and year-end holdings.
Account statements containing all required information may be used to comply with the Firm's requirements for personal securities reporting if submitted timely. To the extent that an account statement lacks some of the information otherwise required to be reported, a year-end holdings and annual transaction report containing the missing information may be attached as a supplement to the statement.
I hereby certfiy that the accounts listed above constitute all the accounts in which I (or an immediate family member) have a direct or indirect beneficial interest as required to be reported by the Firm's Compliance Manual and Code of Ethics. I also confirm that if any changes have been made to my accounts, I will disclose those changes accordingly to the Firm's compliance team.
The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
Social Media Attestation
As applicable, please indicate whether or not you use Social Media for business related purposes:
I do not use Social Media for business related purposes.
I use Social Media for Aristotle business related purposes and mybusiness activities on behalf of the Firm using Social Media are according to the policies and procedures as set forth in the Firm's
Compliance Manual. I agree to have my Social Media account reviewed and archived for compliance review purposes.
I hereby certify that I have complied with and will continue to comply with the Social Media policies and procedures set forth in the Firm's Compliance Manual.
The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
Privacy Policy Attestation
I hereby certify that I have read and understand the Privacy Policy in its entirety and will comply with its requirements. The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
Insider Trading Attestation
The undersigned access person hereby certifies that the he/she has received, read and understands the policies and procedures set forth in the current Compliance Manual regarding insider trading and the handling of material, non- public information. The undersigned understands that there are several ways he/she may receive material, non- public information and that this information must not be disclosed to anyone or used for personal gain or the gain of others. The following are examples, and are not meant to be an inclusive list of potential sources of material, non- public information:
Business relationships (such as analysts/brokers);
Social networks, including online;
Living arrangements (such as roommates or close neighbors);
Business networks (such as trade associations, professional associations) or
Family members.
The undersigned should immediately alert the CCO if he/she believes he/she has come into possession of material, non-
public information or if he/she has a concern that a business or personal relationship or arrangement could result in the receipt of material, non-public information.
I hereby certify that I have complied with and will continue to comply with the Insider Trading policies and procedures set forth in the Firm's Compliance Manual.
The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
CyberSecurity Policy Attestation
The below links provide access to the Cybersecurity Policies & Procedures. Please select the link, open the document and review the current version of the Cybersecurity Policy. Once completed, please attest that you have read and understand the Cybersecurity Policies & Procedures.
Please note, once you have clicked on the below link, a new window should open where you can access the Cybersecurity
Policies & Procedures. Once you have reviewed the document, you can close that window and return to this certification.
Aristotle Cybersecurity  Policies and Procedures
I hereby acknowledge receipt of the current Cybersecurity Policies & Procedures including any applicable amendments. I hereby certify that I
Recently have read/re-read the Cybersecurity Policies & Procedures (the “Cybersecurity Policies”) including any amendments thereto;
Understand the Cybersecurity Policies;
Recognize that I am subject to its provisions as an access person and by the access and use of the Firm's computer systems and network; and
I have complied with and will continue to comply with the requirements of the Cybersecurity Policies. Moreover, I agree to promptly report to my supervisor or a member Computer Incident Response Team any violation or possible violation of the Cybersecurity Policies, including but not limited to the compromise of any network password, any known threats to the network and any jeopardized or actual loss of company data, including client information. I understand that violation of the Cybersecurity Policies will be grounds for disciplinary action or potential dismissal and may also be a violation of federal and/or state securities laws.
The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
EXHIBIT D
Sample Quarterly Compliance Attestation
This form must be completed and submitted by the due date listed on the Certification Request Alert as well as the
Outstanding Certifications List. Please ensure all broker accounts, private investments, political contributions and gifts are included. If not, such information should be added via the appropriate request tab or notify a member of the Compliance team to disclose. Any technical questions should be sent to aristotle@fairviewinvest.com or
starcompliance@aristotlecap.com
QUARTERLY CODE OF ETHICS CERTIFICATION
Account Type Definitions
This Certification includes all of the accounts you have reported to date. If there are any other accounts not listed below that are held for the direct or indirect benefit of you or an immediate family member, as of the quarter end, please attach the account statement to this Certification in the section below.
For purposes of this report, “immediate family member” shall include an access person’s:
(a)spouse or domestic partner;
(b)children under the age of 18; and
(c)any relative residing in the same household as the access person.
By signing this Certification, you are certifying that the accounts listed below constitute all the accounts in which you (or an immediate family member) have a direct or indirect beneficial interest and in the event StarCompliance is not receiving an electronic feed for your broker accounts, you have arranged to have account statements uploaded to StarCompliance or are providing documentation of your reportable quarterly transactions.
Account statements containing all required information will be used to comply with the Firm's requirements for personal securities reporting and should be submitted timely. To the extent that an account statement lacks some of the information otherwise required to be reported, a transaction report containing the missing information may be submitted as a supplement to the statement.
Account types are defined as:
REPORTABLE ACCOUNTS: A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stock, ETFs and mutual funds advised or sub-advised by Aristotle.
DISCRETIONARY ACCOUNTS: A Discretionary Account is one in which you, or an immediate family member, have delegated control over the account to an outside manager, including managed accounts and trusts. Statements are required for Discretionary Accounts when you or an immediate family member exercises direct or indirect control over the account. Generally, an access person, or his or her immediate family, will be deemed to have direct or indirect control over any account in which he or she: (a) directs the purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionary manager; or (c) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation. An additional form must be completed for Discretionary Accounts.
NON-REPORTABLE ACCOUNTS: Non-reportable accounts include: (1) accounts that cannot hold any other type of security except mutual funds (unless they are Aristotle advised or sub-advised mutual funds); (2) 529 savings accounts; and (3) insurance policies or annuities where neither you nor any immediate family member have the ability to exercise direct or indirect control.
Accounts
You do not currently have any broker accounts to display.
Quarterly Account Attestation
Per the account type definitions, please select one of the below options that accurately describes your account(s) listed above.
The accounts are reported accurately
One or more of the accounts are reported
inaccurately
I do not have any accounts
Did you open or close any accounts during the quarter?
Yes
No
Please only consider answering "Yes" to the next question if you currently have a discretionary account. A discretionary account is one in which you, or an immediate family member, have delegated control over the account to an outside manager, including managed accounts and trusts. If you respond “Yes” provide details in the space provided below.
Did you or an immediate family member directly or indirectly exercise influence or control over any transactions that occurred in your Discretionary Account(s) during this quarter?
Yes
No
Private Investments
Included below is a list of Private Investments you hold at the end of this period
No Investments
Private Investment Attestation
As defined in the Firm's Code of Ethics, please select one of the options that accurately describes your Private
Investments listed above.
The Private Investments are reported correctly
One or more of the Private Investments are reported incorrectly or missing
I do not have any Private Investments
Outside Activities
Positions Outside Of Company
No Outside Activity Declarations for this period.
Access Person Officer/Director Positions Outside Of Principal Firm
No Outside Activity Declarations for this period.
Significant Ownership
No Outside Activity Declarations for this period.
Outside Activity Attestation
I understand that, prior to accepting a board position on any publicly traded company, I must obtain preclearance from the CCO. As defined in the Firm’s Code of Ethics, please select one of the options that accurately describes your Outside Business Activity listed above.
I have disclosed all outside business activities
One or more outside business activities needs to be
disclosed
I do not have any outside business activities
Political Activities
Quarterly Combined Report
Employee Name: Aristotle Review
Office: ACM - Los Angeles, CA
Period: Quarterly Code of Ethics Report for Q3/2024
Line Of Business: Aristotle Capital Management, LLC
Included below is a list of donations you have reported to political entities during this period
No Political Activity Donations for this period.
Included below is a list of donations you have reported to public officials during this period
No Political Activity Donations for this period.
Political Activities Attestation
As defined in the Firm's Code of Ethics, please indicate if you made any political contributions during the quarter.
I made a political contribution during the quarter
I have not made any political contributions during the quarter
Gifts
You do not currently have any gift declarations to display.
Entertainment
You do not currently have any entertainment declarations to display.
Gifts & Entertainment Attestation
As defined in the firm's Code of Ethics, please select one of the options that accurately describes your gifts and/or entertainment listed above.
The gifts are reported correctly
One or more of the gifts are reported
incorrectly
I have not given or received any gifts
In the table above, are any gifts or entertainment missing?
Yes
No
Quarterly Code of Ethics Attestation
By completing the following Printed Electronic Signature, you are certifying that to the best of your knowledge, the above information is correct.
Additionally, you are certifying that you have complied with and will continue to comply with the requirements of the Code of Ethics and that you have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics. Moreover, you agree to promptly report to the Chief Compliance Officer or designee any violation or possible violation of the Code of Ethics of which you become aware. You understand that violation of the Code of
Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.
The following Printed Electronic Signature attestation will serve as certification for each entity listed below:
Aristotle Capital Management, LLC
Printed Electronic Signature
EXHIBIT E
[Date]
RE: Account Name (account number)
[Broker Name]
[Address]
To Whom It May Concern:
[NAME] is an Associated Person of Aristotle [Affiliate], LLC. As such, [NAME] is permitted to have brokerage accounts with [BROKER]. Effective immediately, please send to Aristotle
[Affiliate], LLC a duplicate confirmation of each transaction in the above-named account and duplicate monthly brokerage account statement for the above-named account. This request will fulfill the Rule 3210 requirement.
Please mail the confirmations and account statements to:
Aristotle [Affiliate], LLC
c/o Fairview Investment Services
1330 St Mary’s Street, Suite 400
Raleigh, NC 27605
Should you have any questions regarding this request, please feel free to contact Olga Lyukmanova at (310) 478-4005. Thank you for your prompt attention to this matter.
Sincerely,
[Compliance Person]
[Title]
11100 Santa Monica Blvd., Suite 1700, Los Angeles, CA 90025 Tel: 310-478-4005 • Fax: 310-478-8496
EXHIBIT F
Sample Code of Ethics Recipt Attestation
The due date for this form is listed on the certification request alert and your StarCompliance Homepage. Any technical questions should be sent to aristotle@fairviewinvest.com or starcompliance@aristotlecap.com
CODE OF ETHICS RECEIPT
Code of Ethics Receipt
The below link(s) provide access to the Code of Ethics ("Code"). Please select the link, open the document and review the current version of the Code. Once completed, please attest that you have read and understand the Code.
Please note, once you have clicked on the below link, a new window should open where you can access the Code. Once you have reviewed the document, you can close that window and return to this certification.
Aristotle Capital Management, LLC - Code of Ethics
I hereby acknowledge receipt of the current Code, including any applicable amendments. I hereby certify that I
Recently have read/re-read the Code (including any amendments thereto); Understand the Code; and
Recognize that I am subject to its provisions.
I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.
Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of the Code of which I become aware. I understand that violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.
Printed Electronic Signature
EXHIBIT G
Political Contribution Pre‐clearance Request
EXHIBIT H
Gift Reporting Form

Giver

Employee: Aristotle Review (AristotleReview)

Receiver

* Contacts

Gift Details

* Approximate Value: [ ] USD : US dollar

(•) In total ( ) Per Contact

Total Gift Value: 0.00 USD

Per Contact: 0.00 USD

Number of Contacts: 0

* Gift Date

Gift Purpose

* Gift Type

Additional Details

Additional Documentation

Please attach any additional documentation (approvals, copy of receipts, emails, etc.)

No files selected

* Printed Name Electronic Signature

* Required Field

Create | Save Draft | Cancel

EXHIBIT I
Outside Activity Reporting Form
EXHIBIT J
Entertainment Reporting Form

Entertainment Participants

* Contacts

Employees: Search

Entertainment Details

* Approximate Value: USD : US dollar

In total / Per participant

Total Entertainment Value: 0.00 USD

Total To Contacts: 0.00 USD

Total To Employees: 0.00 USD

Per participant: 0.00 USD

Number of Participants: 0

* Entertainment Date

Business Purpose

* Entertainment Type

* Location

* Name of Venue

Additional Details

*Please select the relationship to Aristotle:

Please Select...

* Is donor present?

Yes

No

Additional Documentation

Please attach any additional documentation (approvals, emails, etc.)

No files selected

* Printed Name Electronic Signature

* Required Field

Create | Save Draft | Cancel

Exhibit K
Approved Brokers
1.Alliance Bernstein
2.Ameriprise Financial Services Inc
3.AXA Advisors
4.Bessemer Trust
5.Betterment
6.BNY Mellon
7.BNY Mellon Pershings
8.Charles Schwab & Co
9.Chase Investment Services Corp
10.Citi Personal Wealth Management
11.Citi Private Bank
12.City National Bank
13.Coastal Wealth (through NFS)
14.Commonwealth (through Pershing)
15.Davenport Company LLC
16.DST
17.ETrade Global
18.Edward Jones
19.Ellevest
20.Fidelity DBS
21.First Clearing
22.First Republic Bank
23.First Tennessee (NFS)
24.Folio
25.Gilder, Gagnon, Howe & Co.
26.Goldman Sachs
27.Interactive Brokers
28.Janney Montgomery Scott
29.J.P. Morgan Private Bank
30.J.P. Morgan Securities
31.Keel Point
32.Kestra Financial
33.LPL Financial
34.Merrill Lynch
35.Morgan Stanley Smith Barney
36.National Bank Wealth Management
37.National Financial
38.National Securities Corporation
(through National Financial)
39.Neuberger Berman
40.New York Life
41.Northern Trust
42.Northwestern Mutual Investment
Services
43.Oppenheimer & Co
44.Options Express
45.Pacific Premier Trading
46.Pershing/GACT
47.Pershing (PAS)
48.Prudential
49.Questrade
50.Raymond James
51.R W Baird
52.RBC Wealth Management
53.Robin Hood
54.Sanford C. Bernstein
55.Securities America (through National
Financial)
56.SEI
57.Stifel
58.Summit Equities
59.T. Rowe Price
60.TD Ameritrade
61.TD Private Client Wealth (direct or
through Pershing)
62.TD Wealth Canada
63.UBS Wealth Management
64.US Bank
65.US Trust
66.Vanguard
67.Wealthfront Advisers
68.Wells Fargo Advisors
69.Wells Fargo Advisors (Non-member
firms)
70.Western International Securities
71.William Blair
72.William Jones
73.Wunderlich Securities
This listing is subject to change. Please consult with Compliance for the most updated list of Approved
Brokers.
CODE OF
ETHICS AND
STANDARDS OF
PROFESSIONAL CONDUCT
PREAMBLE
The CFA Institute Code of Ethics and Standards of Professional Conduct are fundamental to the values of CFA Institute and essential to achieving its mission to lead the investment profession globally by promoting the highest standards of ethics, education, and professional excellence for the ultimate benefit of society. High ethical standards are critical to maintaining the public’s trust in financial markets and in the investment profession. Since their creation in the 1960s, the Code and Standards have promoted the integrity of CFA Institute members and served as a model for meas- uring the ethics of investment professionals globally, regardless of job function, cultural differences, or local laws and regulations. All CFA Institute members (including holders of the Chartered Financial Analyst® [CFA®] designation) and CFA candidates must abide by the Code and Standards and are encouraged to notify their employer of this responsibility. Violations may result in disciplinary sanctions by CFA Institute. Sanctions can include revocation of membership, revocation of candidacy in the CFA Program, and revocation of the right to use the CFA designation.
THE CODE OF ETHICS
Members of CFA Institute (including CFA charterholders) and candidates for the CFA designation (“Members and Candidates”) must:
•Act with integrity, competence, diligence, respect and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment
profession, and other participants in the global capital markets.
•Place the integrity of the investment profession and the interests of clients above their own personal interests.
•Use reasonable care and exercise independent professional
judg- ment when conducting investment analysis, making
investment recommendations, taking investment actions, and
engaging in other professional activities.
•Practice and encourage others to practice in a professional and ethical manner that will reflect credit on themselves and the profession.
•Promote the integrity and viability of the global capital markets for the ultimate benefit of society.
•Maintain and improve their professional competence and
strive to maintain and improve the competence of other
investment professionals.
STANDARDS OF PROFESSIONAL
CONDUCT
I.PROFESSIONALISM
A.Knowledge of the Law. Members and Candidates must under-
stand and comply with all applicable laws, rules, and regulations
(including the CFA Institute Code of Ethics and Standards of
Professional Conduct) of any government, regulatory organiza-
tion, licensing agency, or professional association governing their professional activities. In the event of conflict, Members and Candidates must comply with the more strict law, rule, or regula- tion. Members and Candidates must not knowingly
participate or assist in and must dissociate from any violation of such laws, rules, or regulations.
B.Independence and Objectivity. Members and Candidates must
use reasonable care and judgment to achieve and maintain
inde- pendence and objectivity in their professional activities.
Members and Candidates must not offer, solicit, or accept any gift, benefit, compensation, or consideration that reasonably could be expected to compromise their own or another’s
independence and objectivity.
C.Misrepresentation. Members and Candidates must not
knowingly make any misrepresentations relating to investment analysis, recommendations, actions, or other professional
activities.
D.Misconduct. Members and Candidates must not engage in
any professional conduct involving dishonesty, fraud, or deceit or commit any act that reflects adversely on their professional repu- tation, integrity, or competence.
II.INTEGRITY OF CAPITAL MARKETS
A.Material Nonpublic Information. Members and Candidates
who possess material nonpublic information that could affect the value of an investment must not act or cause others to act on the information.
B.Market Manipulation. Members and Candidates must not
engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.
III.DUTIES TO CLIENTS
A.Loyalty, Prudence, and Care. Members and Candidates have a duty of loyalty to their clients and must act with reasonable care and exercise prudent judgment. Members and Candidates must
act for the benefit of their clients and place their clients’ interests before their employer’s or their own interests.
B.Fair Dealing. Members and Candidates must deal fairly and
objec- tively with all clients when providing investment analysis, making investment recommendations, taking investment action, or engaging in other professional activities.
C.Suitability.
1.When Members and Candidates are in an advisory
relationship with a client, they must:
(a)Make a reasonable inquiry into a client’s or prospective
client’s investment experience, risk and return objectives,
and financial constraints prior to making any investment
recommendation or taking investment action and must
reassess and update this information regularly.
(b)Determine that an investment is suitable to the client’s
financial situation and consistent with the client’s written objectives, mandates, and constraints before making an
investment recommendation or taking investment action.
(c)Judge the suitability of investments in the context of the client’s total portfolio.
A.When Members and Candidates are responsible for
managing a portfolio to a specific mandate, strategy, or style, they must make only investment recommendations or take
only invest- ment actions that are consistent with the stated
objectives and constraints of the portfolio.
D.Performance Presentation. When communicating investment
performance information, Members and Candidates must make
reasonable efforts to ensure that it is fair, accurate, and complete.
E.Preservation of Confidentiality. Members and Candidates
must keep information about current, former, and prospective clients confidential unless:
1.The information concerns illegal activities on the part of the client or prospective client,
2.Disclosure is required by law, or
3.The client or prospective client permits disclosure of the information.
IV.DUTIES TO EMPLOYERS
A.Loyalty. In matters related to their employment, Members and
Candidates must act for the benefit of their employer and not deprive their employer of the advantage of their skills and abili-
ties, divulge confidential information, or otherwise cause harm to their employer.
B.Additional Compensation Arrangements. Members and
Candi- dates must not accept gifts, benefits, compensation,
or consideration that competes with or might reasonably be
expected to create a conflict of interest with their employer’s interest unless they obtain written consent from all parties involved.
C.Responsibilities of Supervisors. Members and Candidates
must make reasonable efforts to ensure that anyone subject to their supervision or authority complies with applicable laws, rules, regulations, and the Code and Standards.
V.INVESTMENT ANALYSIS, RECOMMENDATIONS, AND
ACTIONS
A.Diligence and Reasonable Basis. Members and Candidates
must:
1.Exercise diligence, independence, and thoroughness in
analyzing investments, making investment
recommendations, and taking investment actions.
2.Have a reasonable and adequate basis, supported by appro-
priate research and investigation, for any investment
analysis, recommendation, or action.
B.Communication with Clients and Prospective Clients.
Members and Candidates must:
1.Disclose to clients and prospective clients the basic format and general principles of the investment processes they use
to analyze investments, select securities, and construct port-
folios and must promptly disclose any changes that might
materially affect those processes.
2.Disclose to clients and prospective clients significant limita-
tions and risks associated with the investment process.
3.Use reasonable judgment in identifying which factors are
important to their investment analyses, recommendations,
or actions and include those factors in communications
with clients and prospective clients.
4.Distinguish between fact and opinion in the presentation
of investment analysis and recommendations.
C.Record Retention. Members and Candidates must develop
and maintain appropriate records to support their investment anal- yses, recommendations, actions, and other investment-
related communications with clients and prospective clients.
VI.CONFLICTS OF INTEREST
A.Disclosure of Conflicts. Members and Candidates must
make full and fair disclosure of all matters that could
reasonably be expected to impair their independence and
objectivity or inter- fere with respective duties to their clients, prospective clients, and employer. Members and Candidates
must ensure that such disclosures are prominent, are
delivered in plain language, and communicate the relevant
information effectively.
B.Priority of Transactions. Investment transactions for clients and employers must have priority over investment transactions in which a Member or Candidate is the beneficial owner.
C.Referral Fees. Members and Candidates must disclose to
their employer, clients, and prospective clients, as appropriate, any compensation, consideration, or benefit received from or paid to others for the recommendation of products or services.
VII.RESPONSIBILITIES AS A CFA INSTITUTE MEMBER OR CFA
CANDIDATE
A.Conduct as Participants in CFA Institute Programs.
Members and Candidates must not engage in any conduct that
compromises the reputation or integrity of CFA Institute or the
CFA designation or the integrity, validity, or security of the CFA
Institute programs.
B.Reference to CFA Institute, the CFA Designation, and the
CFA Program. When referring to CFA Institute, CFA Institute
member- ship, the CFA designation, or candidacy in the CFA
Program, Members and Candidates must not misrepresent or
exaggerate the meaning or implications of membership in
CFA Institute, holding the CFA designation, or candidacy in
the CFA program.